EXHIBIT 1.1
THE ANDERSONS, INC.
2,260,000 Common Shares,
no par value

UNDERWRITING AGREEMENT

BB&T CAPITAL MARKETS, a Division of Scott & Stringfellow, Inc.
PIPER JAFFRAY & CO.
As Representatives of the several Underwriters listed in Schedule I hereto
c/o BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
900 East Main Street
Richmond, Virginia 23219
August __, 2006
Ladies and Gentlemen:
     The Andersons, Inc., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters, acting severally and not jointly, named in Schedule I hereto (the “Underwriters”), an aggregate of 2,000,000 common shares (the “Company Shares”), no par value (“Common Shares”), of the Company. The shareholders of the Company listed on Schedule II hereto (the “Selling Shareholders”) severally propose to sell to the Underwriters an aggregate of 260,000 Common Shares (the “Selling Shareholder Shares” and together with the Company Shares, the “Firm Shares”). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company also proposes to issue and sell to the Underwriters, at the election of the Underwriters pursuant to Section 2 hereof and acting through the Representatives, subject to the terms and conditions stated herein, up to 339,000 additional shares (the “Optional Shares”) of Common Shares. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Piper Jaffray & Co. have agreed to act as the Representatives of the several underwriters named in Schedule I hereto (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.
1. Representations and Warranties
     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (i) A registration statement on Form S-3 (Registration No. 333-135480) with respect to the Shares has (A) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (B) been filed with the Commission under the Securities Act; and (C) become effective under the Securities Act. Copies of the Registration Statement and any amendments thereto have been delivered by the Company to the Representatives. Such Registration Statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used in this Agreement:
     (1) “Applicable Time” means [ ] [a.m.][p.m.] (New York City time) on the date of this Agreement;
     (2) “Effective Date” means any date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (3) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares the use of which has been consented to by the Underwriters and which is identified on Schedule III;
     (4) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations and the preliminary prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information;
     (5) “Time of Sale Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus dated                      ___, 2006, together with the Issuer Free Writing Prospectuses and other information and documents listed in Schedule III hereto; and
     (6) “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.
     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary

Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (ii) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164 of the Rules and Regulations) of the Shares, is not on the date hereof and will not be at the applicable Time of Delivery an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) nor an “excluded issuer” (as defined in Rule 164 of the Rules and Regulations);
     (iii) The Registration Statement conformed and will conform in all material respects on the Effective Date and at the applicable Time of Delivery (as defined in Section 4 hereof), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and at the applicable Time of Delivery to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder;
     (iv) The Registration Statement did not, as of the Effective Date and except with respect to the Rule 430 Information, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(a);
     (v) The Prospectus will not, as of its date and on the applicable Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the

Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b);
     (vi) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (vii) The Time of Sale Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(a);
     (viii) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations;
     (ix) The conditions for use of Form S-3 to register the Shares under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied;
     (x) Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the Rules and Regulations), a complete and correct list of which is attached hereto as Schedule IV (the “Subsidiaries”), has sustained since the date of the latest audited financial statements included in the Time of Sale Disclosure Package any material loss or interference with its assets or business from fire, explosion, flood, natural disaster, act of terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental action, ruling, order or decree, except as set forth in the Time of Sale Disclosure Package; and, since the respective dates as of which information is given in the Time of Sale Disclosure Package, there has not been (A) any change in the outstanding capital stock or debt of the Company or any of the Subsidiaries (other than short term debt incurred in the ordinary course of business consistent with past practices) or (B) any change, event or development of any kind that has had or would prospectively result in a material adverse effect on the affairs, assets, business, prospects, management, financial position, condition, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole or on the ability of the Company to comply with the terms and conditions set forth herein (“Material Adverse Effect”), except as set forth in the Time of Sale Disclosure Package;
     (xi) Since the date of the latest audited financial statements included in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries have entered into any transaction or agreement that is material to the Company and its Subsidiaries, taken as a whole, or incurred any liability or obligation, direct, contingent or otherwise, that is material to the Company and its Subsidiaries, taken as a whole other than as set forth in the Time of Sale Disclosure Package;
     (xii) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
     (xiii) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;
     (xiv) The Company and each of the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects and imperfections of title except such as are described in the Time of Sale Disclosure Package or such do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; neither the Company nor any of its Subsidiaries owns a material interest in any capital stock of or other equity interest in any corporation, limited liability company, partnership, joint venture, trust or other entity other than as described in the Time of Sale Disclosure Package; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiaries;
     (xv) The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own or lease their respective properties, conduct their respective businesses as described in the Time of Sale Disclosure Package and to consummate the transactions contemplated hereunder, and each has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing could not result in a Material Adverse Effect;
     (xvi) The minute books of the Company from                      ___, 1996, when the Company was incorporated, to the present time have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of the Company and, to the extent applicable, its Subsidiaries in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects;
     (xvii) The authorized, issued and outstanding capital stock of the Company (A) was, as of March 31, 2006, as set forth in the Time of Sale Disclosure Package and the Prospectus in the column headed “Actual” under the caption “Capitalization” and (B) after giving effect to the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, will be as set forth in the column “As Adjusted” under the caption “Capitalization;” all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Time of Sale Disclosure Package and the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company or securities that are convertible or exchangeable into securities of the Company; except as described in the Time of Sale Disclosure Package, there are no warrants or options or similar rights to purchase any securities of the Company or securities that are convertible or exchangeable into securities of the Company and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company or securities that are convertible or exchangeable into securities of the Company with respect to such filing, offering or sale; except as described in the Time of Sale Disclosure Package, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries (except as paid or made to the Company or other Subsidiaries) on any class of its capital stock;
     (xviii) All of the issued and outstanding equity securities of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable; and all outstanding equity securities of each of the Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, encumbrances, security interests, equities or claims, except as described in the Time of Sale Disclosure Package and except for the pledge of the stock of The Andersons Rail Operating I and the special purpose entities described in note 8 to the Company’s audited financial statements for the year ended December 31, 2005;
     (xix) Except as disclosed in the Registration Statement and the Time of Sale Disclosure Package, the Company has not sold or issued any securities during the six-month period preceding the date of the Time of Sale Disclosure Package, including but not limited to any sales pursuant to Rule 144A or Regulation D or S of the Rules and

Regulations and the rules and regulations promulgated thereunder, other than Common Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement or the Time of Sale Disclosure Package;
     (xx) The Company Shares, including the Optional Shares, have been duly and validly authorized and the Selling Shareholder Shares are, and the Company Shares, including the Optional Shares, when issued and delivered against payment therefore as provided herein, will be, duly and validly issued and fully paid and nonassessable, have been, or will have been, as the case may be, issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any security from the Company or any Subsidiary upon the issuance or sale of Shares contemplated hereby. The Common Shares and the Shares conform to the description thereof contained in the Time of Sale Disclosure Package and, if required by the Representatives, will be evidenced by certificates that are in valid and sufficient form;
     (xxi) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the other transactions herein contemplated will not (A) conflict with or result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries, (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (C) violate any law or statute or any order, rule or regulation of any court or tribunal or federal, state, local or foreign governmental or regulatory agency or body or self-regulatory authority or legislative body having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties or assets (each, a “Governmental Agency”); and no concession, permit, license, consent, exemption, franchise, authorization, order, registration, qualification or other approval (each, an “Authorization”) of or with any Governmental Agency is required for the execution and delivery of this Agreement by the Company, the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, listing of the Shares on the Nasdaq Global Market of The Nasdaq Stock Market (“Nasdaq”), approval of the National Association of Securities Dealers, Inc. (the “NASD”) and such Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (xxii) Neither the Company nor any of the Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except where the default in such performance or observance could not result in a Material Adverse Effect, nor has any such agreement or instrument been declared to be in default by any party thereto and such agreements and instruments are legal, valid and binding obligations of the parties thereto;
     (xxiii) The statements set forth in the Time of Sale Disclosure Package (A) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the securities described therein, and (B) under the captions “Business—Government Regulation,” “Business—Environmental Matters,” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects and do not omit to state a material fact required to be stated therein or necessary to make such summary or description not misleading;
     (xxiv) There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or asset of the Company or any of the Subsidiaries is the subject (A) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described or (B) which, if determined adversely to the Company or any of the Subsidiaries, could currently or prospectively, individually or in the aggregate, have a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or by others;
     (xxv) There are no contracts or other documents which are required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable rules and regulations thereunder which have not been described in the Registration Statement, the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement;
     (xxvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xxvii) Except as set forth in the Time of Sale Disclosure Package, no Subsidiary is currently prohibited or restricted, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or otherwise, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company and except for the pledge of the stock of The Andersons Rail Operating I and the special purpose entities described in note 8 to the Company’s audited financial statements for the year ended December 31, 2005;

     (xxviii) The Company and its Subsidiaries, and their respective directors, officers and affiliates, have not taken and, during the period of the distribution of the Shares by the Underwriters (within the meaning of the Securities Act), will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (xxix) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and the Subsidiaries, are independent registered public accountants as required by the Securities Act and the Exchange Act, and were so at all times during the period covered by its report; to the knowledge of the Company, PricewaterhouseCoopers LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended and including the rules and regulations thereunder (the “Sarbanes-Oxley Act”);
     (xxx) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made without a reasonable basis or has been disclosed other than in good faith;
     (xxxi) The statistical and market-related data included in the Time of Sale Disclosure Package is based on or derived from sources that the Company believes are reliable and accurate in all material respects;
     (xxxii) The financial statements of the Company and the combined consolidated financial statements or the consolidated financial statements (as applicable), of the Subsidiaries, together with related notes, as set forth in the Time of Sale Disclosure Package present fairly the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements comply with the applicable requirements of the Securities Act and the Exchange Act, including Regulation S-X thereunder, and have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included under the headings “Prospectus Summary—Summary Financial Data” and “Selected Historical Consolidated Financial Data” in the Time of Sale Disclosure Package presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein;
     (xxxiii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (xxxiv) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls within the meaning of Auditing Standard No. 2: an Audit of Internal Control Over Financial Reporting conducted in Conjunction with an Audit of Financial Statements (“AS2”), and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no significant deficiencies in the Company’s internal controls within the meaning of AS2 that have not been substantially remedied by the Company; since the date of the most recent evaluation of such disclosure controls and procedures, there has not been any changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses; the Company has taken all actions to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, are in compliance (assuming compliance would be required on the date hereof) in all material respects with the provisions of the Sarbanes-Oxley Act; and the Company has taken all necessary actions to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, will, following effectiveness of the Registration Statement, continue to be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act (in such cases where compliance would be required);
     (xxxv) Except as set forth in the Time of Sale Disclosure Package, there are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of finder’s, consulting or origination fees with respect to the sale of the Shares or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD;
     (xxxvi) The Company and the Subsidiaries hold and are operating in compliance in all material respects with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Licenses”) of any Governmental Agency required for the conduct of their respective businesses as presently being conducted, and all Licenses are valid and in full force and effect and neither the Company nor any

Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Licenses and knows of no basis for any such revocation or modification, except where the revocation or modification of the Licenses could not result in a Material Adverse Effect; none of the Licenses held by the Company or any Subsidiary contains any material restriction that is not adequately disclosed in the Time of Sale Disclosure Package, except where such material restriction could not result in a Material Adverse Effect; the Company and each of the Subsidiaries are in compliance, in all material respects, with all laws, regulations, rulings, orders, judgments and decrees applicable to them and neither the Company nor any Subsidiary has received any notice to the contrary;
     (xxxvii) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the de-listing the Common Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing;
     (xxxviii) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; the descriptions of the Company’s equity incentive plans and other share plans or arrangements, if any, and the options or other rights granted or available for grant thereunder set forth in the Time of Sale Disclosure Package accurately and fairly present the information required to be disclosed with respect to such plans, arrangements, options and rights;
     (xxxix) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect;
     (xl) The Company and each of the Subsidiaries have the right to use all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms and underlying data required to operate its business as presently being conducted and proposed to be conducted as described in the Time of Sale Disclosure Package, and the Company and each of the Subsidiaries have all required Authorizations that are necessary for fulfillment of their respective obligations or the conduct of their respective businesses as now conducted or proposed to be conducted as described in the Time of Sale Disclosure Package, except where the failure to have such rights or Authorizations could not result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries is infringing any trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret, servicemarks or other similar rights of others, and there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade names, patent, mask work, copyright, license, trade secret, service marks or other infringement or assertion of intellectual property rights that could have a Material Adverse Effect;
     (xli) The Company and each of the Subsidiaries has timely filed all federal, state and foreign income, franchise and excise tax returns that have been required to be filed (or have received an extension with respect thereto), and have paid or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the best knowledge of the Company, there is no tax deficiency that has been or might be asserted against the Company that could have a Material Adverse Effect;
     (xlii) Except as otherwise disclosed in the Time of Sale Disclosure Package, (A) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the properties at any time, or any other party has at any time, used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries, or to be leased or owned or by any means to be controlled by the Company or any of the Subsidiaries, including any real property that the Company has an option to acquire (collectively, the “Real Property”), except in connection with the ordinary use in compliance with all applicable laws, including all applicable Environmental Statutes (as hereinafter defined); (B) the Company does not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except in connection with the ordinary use in compliance with all applicable laws, including all applicable Environmental Statutes; (C) neither the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance that, with notice or passage of time or both, could give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Time of Sale Disclosure Package or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (D) the Real Property is not included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Agency; and in the operation of the Company’s businesses, the Company acquires before acquisition of any material parcel of Real Property an environmental assessment of the Real Property;
     As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any Governmental Agency;
     (xliii) Except as described in the Time of Sale Disclosure Package, there are no costs or liabilities associated with any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statue or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect; and none of the entities that prepared appraisals of any parcel of Real Property, if any, nor the entities that prepared Phase I or other environmental assessments with respect to the Real Property, if any, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee;
     (xliv) Except as described in the Time of Sale Disclosure Package, neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property owned in fee simple, owned through a limited liability company, joint venture or other partnership or entity or leased by the Company or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof that could reasonably be expected to have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any Governmental Agency any written notice of any condemnation of or zoning change affecting any material parcel of Property or any part thereof, and neither the Company nor the Subsidiaries knows of any such condemnation or zoning change that is threatened and that, if consummated, could reasonably be expected to have a Material Adverse Effect;
     (xlv) Neither the Company nor its Subsidiaries, nor any officer or director purporting to act on behalf of the Company or its Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of applicable law, (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payment required or allowed by applicable law, or (C) engaged in any transaction, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries;
     (xlvi) Except as disclosed to the Representatives in writing, to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders (or their affiliates);
     (xlvii) Neither the Company nor any of its affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD;
     (xlviii) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act or the Exchange Act, or by the rules and regulations promulgated thereunder, to be described in the Time of Sale Disclosure Package and the Prospectus that is not so described in the Time of Sale Disclosure Package;
     (xlix) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or its Subsidiaries or any of their respective family members, except as disclosed in the Time of Sale Disclosure Package. Neither the Company nor any of its Subsidiaries has, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or its Subsidiaries; and
     (l) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no claims by the Company or any of the Subsidiaries under any such policies or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiaries have any reason to believe that they will not be able to renew existing insurance policies in all material respects as and when such coverage expires or be able to obtain similar coverage from an equally reputable insurer on substantially similar terms.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered by counsel to the Underwriters in connection herewith, counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and warranties and the Company hereby consents to such reliance.
     (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:
     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and Custody Agreement previously executed and delivered to the Company (the “Power of Attorney and Custody Agreement”), and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;
     (ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the partnership agreement or any other organizational and/or governing documents of such Selling Shareholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of the Selling Shareholder, except for such breaches or defaults that would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement;
     (iii) Such Selling Shareholder has, at the time of the execution of this Agreement, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
     (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;
     (v) All information with respect to such Selling Shareholder contained in the Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (vi) Such Selling Shareholder has reviewed and is familiar with the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is not prompted to sell the Shares to be sold by the Selling Shareholder by any information concerning the Company or any Subsidiary that is not set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus;
     (vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4(a) hereof) a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;
     (viii) Certificates in negotiable form or shares to be transmitted via the Deposit/Withdrawal at Custodian system of The Depository Trust Company and held in book entry by Computershare Investor Services, LLC in a restricted account, as the case may be, representing all of the Shares to be sold by the Selling Shareholders hereunder have been placed in custody under a Power of Attorney and Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the “Custodian”), and each of the Selling Shareholders has duly executed and delivered a Power of Attorney and Custody Agreement, in the form heretofore furnished to you, appointing the persons indicated therein, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price per share to be paid by the Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and such Selling Shareholder’s Power of Attorney and Custody Agreement;
     (ix) The Shares represented by the certificates or the book entry accounts held in custody for each of the Selling Shareholders under such Selling Shareholder’s Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by such Selling Shareholder’s Power of Attorney and Custody Agreement, are irrevocable to the extent set forth in such Selling Shareholder’s Power of Attorney and Custody Agreement; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, or by the dissolution of such Selling Shareholder, or by the occurrence of any other event; if such Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates or book entry accounts representing the Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and each Selling Shareholder’s Power of Attorney and Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to any Power of Attorney and Custody Agreement shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event;
     (x) Except as otherwise disclosed to the Underwriters in writing, such Selling Shareholder is not a member of or directly an affiliate of or associated with any member of the NASD;
     (xi) Each of the Selling Shareholders agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement;
     (xii) Each of the Power of Attorney and Custody Agreement and this Agreement has been duly executed and delivered by such Selling Shareholder;
     (xiii) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or that are described in the Time of Sale Disclosure Package (and that have been complied with);
     (xiv) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Disclosure Package;
     (xv) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Second Time of Delivery (as defined in Section 4(a) hereof), if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders other than the Time of Sale Disclosure Package, the Prospectus or the Registration Statement; and

     (xvi) The representations and warranties of such Selling Shareholder in its Power of Attorney and Custody Agreement are, and on the First Time of Delivery will be, true and correct.
     Each of the Selling Shareholders acknowledges that the Underwriters and, for purposes of the opinions to be delivered by counsel to the Underwriters in connection herewith, counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and warranties and each of the Selling Shareholders hereby consents to such reliance.
2. Purchase and Sale
     Subject to the terms and conditions herein set forth, (a) the Company and the Selling Shareholders, severally and not jointly, agree to sell to each of the Underwriters, and on the basis of the representations and warranties of the Company and the Selling Shareholders contained herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price per Share of $___, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election, acting through the Representatives, to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and on the basis of the representations and warranties of the Company contained herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Company hereby grants to the Underwriters the right to purchase at their election that number of Optional Shares at the purchase price per share set forth in the first paragraph of this Section 2, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Securities may be exercised, in whole or in part on one or more occasions, only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate amount of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives otherwise agrees in writing, earlier than two or later than 10 business days after the date of such notice.
     Prior to the First Time of Delivery, the Custodian shall deliver to the Company’s transfer agent certificates representing the Selling Shareholders’ Shares, with instructions to cancel such certificates and register such Selling Shareholders’ Shares in the name of Cede & Co., as the nominee of the Depository Trust Company (“DTC”), on the First Time of Delivery.

3. Offering by the Underwriters
     Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4. Delivery and Payment
     (a) The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives by credit through full fast transfer through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance; provided that, if the Representatives elect in writing to receive certificates representing the Shares, such certificates, in definitive form and in such denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, will be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on [                    , 2006] or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219 or such other location as the parties may mutually agree upon (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the business day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
5. Agreements of the Company and the Selling Shareholders
     (a) The Company agrees with each of the Underwriters:
     (i) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by

Rule 430A(a)(3) of the Rules and Regulations; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Time of Delivery that shall be disapproved by you promptly after being given a reasonable opportunity to review and comment thereon; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to notify you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;
     (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (iii) As soon as reasonably practicable but in no event later than 5:00 p.m. on the second business day prior to the First Time of Delivery and from time to time, to furnish the Underwriters with written, executed and electronic copies of the Registration Statement and the Prospectus at such locations and in such quantities as you may from time to time reasonably request. If at any time when the delivery of a prospectus is required under applicable law and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or appropriate during such period to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus (in form and substance satisfactory to the Underwriters) that will correct such statement or omission or effect such compliance; provided, however, that the foregoing does not apply to statements or omissions made in any Issuer Permitted Free Writing Prospectus (as hereinafter defined) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Permitted Free Writing Prospectus, it being acknowledged that the only such information provided by the Underwriters expressly for use therein consists of the information set forth in Section 8(a).
     (iv) To make generally available to its shareholders and to deliver to you as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations covering a period of at least 12 months beginning after the effective date of the Registration Statement;
     (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), to not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any Common Shares or any other capital stock of the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any other capital stock of the Company or any such substantially similar securities (other than pursuant to the Company’s benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives;
     (vi) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;
     (vii) To apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus under the heading “Use of Proceeds;”
     (viii) To use its best efforts to list the Shares, subject to notice of issuance, on Nasdaq and to maintain the listing of the Shares on Nasdaq;

     (ix) To maintain, at its expense, a registrar and transfer agent for the Common Shares;
     (x) If the Company elects to rely upon Rule 462(b) of the Rules and Regulations, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations;
     (xi) To comply with all of the provisions of any undertakings in the Registration Statement and with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations; and
     (xii) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.” The Company represents and agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (b) Each Selling Shareholder severally and not jointly covenants and agrees with each Underwriter:
     (i) To deliver to the Representatives prior to the First Time of Delivery, a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;
     (ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the applicable Time of Delivery and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;
     (iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Shareholder;
     (v) To deliver to the Representatives on or prior to the date of this Agreement the lock-up agreement referenced in Section 7(i) hereof; and
     (vi) That if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Selling Shareholder will give prompt notice thereof to the Representatives.
     (c) Each Underwriter severally agrees that:
     (i) Such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (A) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (B) “issuer information,” as used in this Section 6(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information; and
     (ii) It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 of the Rules and Regulations.
6. Payment of Expenses
     The Company and each of the Selling Shareholders covenant and agree with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky survey (if any) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the cost of copying or distributing the Blue Sky memorandum (if any), closing documents (including any compilations thereof) and any other documents (such as underwriters’ questionnaires) in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on Nasdaq; (vi) the cost of preparing stock certificates; (vii) the costs or expenses of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and the pro rata cost of any aircraft chartered in connection with the road show; (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the first paragraph of Section 1(d); and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder that are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholders, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. It is further understood that, notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Shareholders may make for the sharing or allocation of such costs or expenses.
7. Conditions to Obligations of Underwriters
     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Time of Delivery, true and correct, in all respects, and the condition that the Company shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a)(i) hereof; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no action shall have been taken by the NASD, the effect of which would make it improper in the judgment of the Representatives to proceed with the transactions contemplated thereby;
     (b) Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter in form and substance reasonably satisfactory to you;
     (c) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you and in substantially the form of Exhibit A attached hereto;
     (d) Naran U. Burchinow, Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you and in substantially the form of Exhibit B attached hereto;
     (e) Kirkland & Ellis LLP, counsel for each of the Selling Shareholders, shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in the form attached as Exhibit C hereto.
     (f) (i) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (a) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Rules and Regulations, and (b) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) with respect to the letter of PricewaterhouseCoopers LLP referred to in Section 7(f)(i) delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from PricewaterhouseCoopers LLP a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Time of Delivery (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Rules and Regulations, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (g) (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package, any material loss or interference with its assets or business taken as a whole from fire, explosion, flood, natural disaster, act of terrorism, or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental action, order or decree, except as set forth and contemplated in the Time of Sale Disclosure Package, and (ii) since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Time of Sale Disclosure Package there shall not have been any change in the outstanding capital stock or debt of the Company or any of the Subsidiaries (other than short term debt incurred in the ordinary course of business consistent with past practices), or any change, event or development of any kind that could, currently or prospectively, have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Disclosure Package;
     (h) On or after the date hereof there shall not have occurred any of the following: (i) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other Governmental Authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (ii) a suspension or material limitation in trading in securities generally on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York or Delaware authorities; (iv) the outbreak or escalation of hostilities or an act of terrorism involving or affecting the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or (v) such a change in general economic, political, financial or international conditions affecting financial markets in the United States having such an impact on trading prices of securities in general or otherwise, as, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Disclosure Package;
     (i) The Shares at the Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq;
     (j) The Company shall have obtained and delivered to the Underwriters executed copies of “lock-up” agreements between the Company and the directors and executive officers of the Company and certain shareholders of the Company, all of whom are identified on Exhibit D-1 hereof, substantially to the effect set forth in Exhibit D-2 hereof;

     (k) There shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any given notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the truth and accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request; and
     (m) Without limiting the foregoing, on or before each Time of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time prior to the First Time of Delivery or Second Time of Delivery as the case may be.
8. Indemnification and Contribution
     (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (ii) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (iii) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any

amendment or supplement thereto or in any Permitted Issuer Information in reliance upon and in conformity with, in the case of an Underwriter, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The Company acknowledges that the only information furnished through the Representatives by or on behalf of any Underwriter consists of statements set forth in the third, seventh, twelfth, fourteenth and sixteenth paragraphs in “Underwriting.”
     (b) Each of the Selling Shareholders will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information relating to a Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Shareholder from and against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the only information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in Section 8(a) above.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders in question, on the one hand, and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders in question, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting the total underwriting discount, but before deducting expenses) received by the Company and the Selling Shareholders in question bear to the total underwriting discounts and commissions payable to the Underwriters in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability that the Company and the respective Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company and Selling Shareholder within the meaning of the Securities Act.
     (g) The liability of each Selling Shareholder under the indemnity and contribution provisions of this Section 8 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.
9. Default of Underwriters
     (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within

36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Hunton & Williams LLP, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
10. Representations and Indemnities to Survive
     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
11. Termination and Payment of Expenses
     If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 (including reimbursement of reasonable out-of-pocket accountable expenses (other than fees and expenses of counsel)) and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company will also reimburse the Underwriters through the Representatives for all fees and disbursements of counsel to the Underwriters, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.
12. Notices
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to each Underwriter at the address set forth on Schedule I, with copies to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, Attention: R. Mason Bayler, Jr., Esq., facsimile: (804) 788-8218; if to the Company shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Naran U. Burchinow, facsimile: (419) 891-6695, with copies to Kirkland & Ellis LLP, Attention: Gerald T. Nowak, facsimile: (312) 660-0487; and (c) if to the Selling Shareholders shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Naran U. Burchinow, facsimile: (419) 891-6695, with copies to Kirkland & Ellis LLP, Attention: Gerald T. Nowak, facsimile: (312) 660-0487. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
13. Successors
     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
14. Time of the Essence
     Time shall be of the essence of this Agreement.

15. Business Day
     As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16. Applicable Law and Waiver of Trial by Jury
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflict of law rules). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER UNDERWRITING DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
17. Captions
     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.
18. Counterparts
     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
19. Pronouns
     All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the text requires.
20. Sophisticated Parties
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions herein, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the indemnification and contribution provisions herein fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
21. No Fiduciary Duty
     Each of the Company and the Selling Shareholders hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts or commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on one hand, and the Underwriters or any affiliate through which they may be acting, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as principal and not as an agent or fiduciary of the Company or its shareholders, creditors, employees or the Selling Shareholders or any other party, (c) its engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any of the Selling Shareholders on related or other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and (e) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders. Furthermore, each of the Company and the Selling Shareholders agrees that it is solely responsible for making its own judgments in connection with the offering and has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.
22. Research Analyst Independence.
     Each of the Company and the Selling Shareholders acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Selling Shareholders by such Underwriters’ investment banking divisions. Each of the Company and the Selling Shareholders acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or for the account of its customers and hold long or short positions in debt or equity securities of the Company.
     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders.

Very truly yours,

THE ANDERSONS, INC.

By:

Name:
Title:

SELLING SHAREHOLDERS:
Michael J. Anderson
Richard P. Anderson
Richard P. Anderson LLC
Carol A. Kraus
Paul M. Kraus
Dale W. Fallat
Charles E. Gallagher
Richard R. George
Gary L. Smith

By:

Name:
Title: Attorney-in-Fact
Accepted as of the date first above:

BB&T CAPITAL MARKETS,
a Division of Scott & Stringfellow, Inc.

By:

Name:
Title:

PIPER JAFFRAY & CO.

By:

Name:
Title:
On behalf of themselves and the other
Underwriters named in Schedule I hereto.